Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information and related notes have been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives effect to the Merger (as defined below) as if the transaction had been completed on September 30, 2022 and combines the unaudited condensed consolidated balance sheet of Ginkgo Bioworks Holdings, Inc. (“Ginkgo”) as of September 30, 2022 with the unaudited condensed consolidated balance sheet of Zymergen Inc. (“Zymergen”) as of September 30, 2022.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 and the year ended December 31, 2021 give effect to the Merger as if it had occurred on January 1, 2021, the first day of Ginkgo’s fiscal year 2021, and combines the historical results of Ginkgo and Zymergen. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 combines the unaudited consolidated statement of operations and comprehensive loss of Ginkgo with Zymergen’s unaudited consolidated statement of operations and comprehensive loss for the nine months ended September 30, 2022. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2021 combines the audited consolidated statement of operations and comprehensive loss of Ginkgo with Zymergen’s audited consolidated statement of operations and comprehensive loss for the fiscal year ended December 31, 2021.

The historical financial statements of Ginkgo and Zymergen have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to the transaction accounting adjustments which are necessary to account for the Merger in accordance with GAAP. These unaudited pro forma condensed combined financial statements do not include any adjustments not otherwise described herein, including such adjustments associated with Ginkgo’s acquisitions that have closed or may close after September 30, 2022, or the related financing of those acquisitions, as such acquisitions were not significant either individually or in the aggregate. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial information;

•

The separate audited consolidated financial statements of Ginkgo as of and for the fiscal year ended December 31, 2021 and the related notes, included in Ginkgo’s Current Report on Form 8-K filed with the SEC on October 4, 2022;

•

The separate unaudited condensed consolidated financial statements of Ginkgo as of and for the nine months ended September 30, 2022 and the related notes, included in Ginkgo’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2022 filed with the SEC on November 14, 2022;

•

The separate audited consolidated financial statements of Zymergen as of and for the fiscal year ended December 31, 2021 and the related notes, included in Zymergen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 30, 2022; and

•

The separate unaudited condensed consolidated financial statements of Zymergen as of and for the nine months ended September 30, 2022 and the related notes, disclosed as Exhibit 99.1 to Ginkgo’s Current Report on Form 8-K filed with the SEC on January 27, 2023.

Description of the Merger

On October 19, 2022, Ginkgo and Zymergen completed the previously announced acquisition contemplated by that certain Agreement and Plan of Merger, dated as of July 24, 2022 (the “Merger Agreement”) among Zymergen, a Delaware public benefit corporation, Ginkgo, and Pepper Merger Subsidiary Inc., a Delaware corporation and an indirect wholly owned subsidiary of Ginkgo (“Merger Subsidiary”). Pursuant to the Merger Agreement, Merger Subsidiary merged with and into Zymergen, with Zymergen surviving as a wholly owned subsidiary of Ginkgo (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of Zymergen (each, a “Zymergen Common Share”) that was issued and outstanding immediately prior to the Effective Time (other than certain excluded shares specified in the Merger Agreement) was cancelled, extinguished and converted into the right to receive 0.9179 of a share of Class A Common Stock, par value $0.0001 per share, of Ginkgo (each, a “Ginkgo Class A Share,” and such consideration the “Merger Consideration”) and cash in lieu of any fractional Ginkgo Class A Shares, without interest. Further, under the terms of the Merger Agreement, at the Effective Time:

•

Each option to purchase Zymergen Common Shares (a “Zymergen Option”) with an exercise price per share that was less than the Merger Consideration Value (as defined below) that was outstanding immediately prior to the Effective Time, whether or not exercisable or vested, was cancelled and converted into the right to receive a number of Ginkgo Class A Shares equal to the Option Consideration Value (as defined below) with respect to such Zymergen Option divided by the Ginkgo Class A Share Price (as defined below), and each Zymergen Option with an exercise price per share that is equal to or greater than the Merger Consideration Value was cancelled for no consideration. “Option Consideration Value” means an amount, without interest, equal to the product of (i) the excess of (A) the Merger Consideration Value over (B) the exercise price per share of such Zymergen Option, and (ii) the total number of Zymergen Common Shares issuable upon exercise in full of such Zymergen Option. “Merger Consideration Value” means an amount (rounded down to the nearest whole cent) equal to the product of (x) the Merger Consideration and (y) the Ginkgo Class A Share Price. “Ginkgo Class A Share Price” means the volume-weighted average price of Ginkgo Class A Shares on the New York Stock Exchange (“NYSE”) for the period of five consecutive trading days ending on and including the second full trading day prior to the Effective Time.

•

Each vested Zymergen restricted stock unit (each, a “Zymergen RSU”) that was outstanding immediately prior to the Effective Time (including after giving effect to any acceleration of vesting to which such Zymergen RSU was entitled as of immediately prior to the Effective Time as disclosed to Ginkgo) was cancelled and converted into the right to receive the Merger Consideration. The vesting of certain Zymergen RSUs was accelerated immediately prior to the closing of the Merger. Some of the accelerated vesting was outlined in Zymergen’s staged reduction in workforce plans (the “Zymergen RIFs”), which also included certain enhancements to Zymergen’s existing severance plan in the form of cash severance and bonus payments (the “Enhanced Severance”). Further, in connection with the Merger, certain Zymergen employees also received Zymergen RSUs and cash retention bonus payments pursuant to the Zymergen retention plan entered into in 2022 (the “Zymergen New Retention Plan”). Further terminations may be executed under additional Zymergen RIFs following the closing of the Merger, and such terminations will result in the issuance of additional Ginkgo Class A Common Shares and the recognition of additional compensation expense than is presented in this unaudited pro forma condensed combined financial information.

•

Each unvested Zymergen RSU, not accelerated as outlined above, that was outstanding immediately prior to the Effective Time was cancelled and converted into a Ginkgo restricted stock unit award (“Ginkgo RSU”) with respect to the number of Ginkgo Class A Shares that is equal to the product of (A) the number of Zymergen Common Shares subject to such unvested Zymergen RSU as of immediately prior to the Effective Time and (B) the Merger Consideration, rounded down to the nearest whole share, which such Ginkgo RSU award will be subject to the same vesting terms and conditions applicable to the Zymergen RSU to which it relates as of immediately prior to the Effective Time, including any applicable vesting acceleration provisions in connection with such holder’s termination of employment or service but otherwise will be subject to the terms and conditions of Ginkgo’s 2021 stock incentive award plan.

•

The Zymergen Employee Stock Purchase Plan (the “ESPP”) terminated immediately prior to the completion of the Merger and any Zymergen ESPP participants in the current offering period were allowed to purchase Zymergen Common Shares on the day immediately preceding the completion of the Merger.

•

Each Zymergen Common Share that was (i) held by Zymergen as treasury stock; (ii) owned by Ginkgo or Merger Subsidiary; or (iii) owned by any direct or indirect wholly owned subsidiary of Ginkgo or Merger Subsidiary as of immediately prior to the Effective Time was automatically cancelled and extinguished without any conversion thereof or consideration paid therefor.

Accounting for the Merger

The Merger is expected to be accounted for as a business combination using the acquisition method with Ginkgo as the accounting acquirer in accordance with ASC 805, Business Combinations (“ASC 805”). Under this method of accounting, the purchase consideration will be allocated to Zymergen’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Merger, which was October 19, 2022. The process of valuing the net assets of Zymergen, as well as evaluating accounting policies for conformity, is preliminary. In addition, the acquisition method of accounting requires the acquirer to recognize the consideration transferred at fair value. Any differences between the estimated fair value of the purchase consideration and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the purchase consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1, “Basis of Presentation” for more information.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Merger had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the combined company.

As a result of the foregoing, the unaudited pro forma condensed combined financial information is based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, and the preliminary value of the consideration transferred. The actual accounting may vary based on final analyses of the valuation of assets acquired and liabilities assumed, particularly regarding definite-lived tangible and intangible assets, which could be material. Ginkgo will finalize the accounting for the Merger as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the closing of the Merger.

The unaudited pro forma condensed combined financial information does not reflect any expected cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Merger, any termination, restructuring or other costs to integrate the operations of Ginkgo and Zymergen or the costs necessary to achieve any such cost savings, operating synergies or revenue enhancements.

GINKGO BIOWORKS HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2022

(in thousands, except share and per share data)

	Ginkgo Historical As of September 30, 2022	Zymergen Reclassed As of September 30, 2022 (Note 2)	Zymergen Transaction Accounting Adjustments	(Note 4)	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$1,302,603	$153,412	$—		$1,456,015
Accounts receivable, net	113,661	333	—		113,994
Accounts receivable – related parties	2,095	—	—		2,095
Inventory, net	5,860	6,366	(5,346)	(a)	6,880
Prepaid expenses and other current assets ($6,177 from related party)	37,784	13,363	(3,916)	(b)	47,231

Total current assets	1,462,003	173,474	(9,262)		1,626,215
Property and equipment, net	187,577	82,604	14,590	(c)	284,771
Investments	96,310	—	—		96,310
Equity method investments	4,135	—	—		4,135
Intangible assets, net	47,938	6,830	11,770	(d)	66,538
Goodwill	28,804	—	5,685	(e)	34,489
Other non-current assets	43,928	139,871	(129,132)	(f)	54,667

Total assets	$1,870,695	$402,779	$(106,349)		$2,167,125

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,323	$2,786	$13,137	(g)	$27,246
Deferred revenue (includes $11,461 from related parties)	40,505	4,400	—		44,905
Accrued expenses and other current liabilities	72,990	46,116	1,469	(h)	120,575

Total current liabilities	124,818	53,302	14,606		192,726
Non-current liabilities:
Deferred rent, net of current	21,001	—	—		21,001
Deferred revenue, net of current portion (includes $127,586 from related parties)	150,637	3,506	—		154,143
Lease financing obligation	59,842	—	—		59,842
Warrant liabilities	39,739	—	—		39,739
Other non-current liabilities	34,922	176,371	(176,200)	(i)	35,093

Total liabilities	430,959	233,179	(161,594)		502,544

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	165	105	(95)	(j)	175
Additional paid-in capital	5,668,791	1,569,347	(1,324,006)	(k)	5,914,132
Accumulated deficit	(4,226,310)	(1,399,852)	1,379,346	(l)	(4,246,816)
Accumulated other comprehensive loss	(7,910)	—	—		(7,910)

Total Ginkgo Bioworks Holdings, Inc. stockholders’ equity	1,434,736	169,600	55,245		1,659,581
Non-controlling interest	5,000	—	—		5,000

Total stockholders’ equity	1,439,736	169,600	55,245		1,664,581

Total liabilities and stockholders’ equity	$1,870,695	$402,779	$(106,349)		$2,167,125

See the accompanying notes to unaudited pro forma condensed combined financial information.

GINKGO BIOWORKS HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2022

(in thousands, except share and per share data)

	Ginkgo Historical Nine Months Ended September 30, 2022	Zymergen Reclassed Nine Months Ended September 30, 2022 (Note 2)	Zymergen Transaction Accounting Adjustments	(Note 5)	Pro Forma Combined
Foundry revenue	$90,409	$6,745	$—		$97,154
Biosecurity revenue:
Product	23,024	—	—		23,024
Service	265,988	—	—		265,988
Collaborations, grants and other	—	2,963	—		2,963

Total revenue	379,421	9,708	—		389,129

Costs and operating expenses:
Cost of Biosecurity product revenue	13,199	—	—		13,199
Cost of Biosecurity service revenue	160,799	—	—		160,799
Research and development	871,488	119,307	(1,805)	(a)	988,990
General and administrative	1,308,379	96,476	(1,385)	(b)	1,403,470
Goodwill impairment charge	—	40,645	—		40,645
Restructuring charges (benefit)	—	(1,611)	—		(1,611)

Total operating expenses	2,353,865	254,817	(3,190)		2,605,492

Loss from operations	(1,974,444)	(245,109)	3,190		(2,216,363)
Other (expense) income:
Interest income (expense), net	7,097	(17,362)	—		(10,265)
Loss on equity method investments	(53,764)	—	—		(53,764)
Loss on investments	(39,981)	—	—		(39,981)
Change in fair value of warrant liabilities	96,099	—	—		96,099
Gain on deconsolidation of subsidiary	31,889	—	—		31,889
Other income (expense), net	629	(1,866)	—		(1,237)

Total other (expense) income, net	41,969	(19,228)	—		22,741

Loss before income taxes	(1,932,475)	(264,337)	3,190		(2,193,622)
Income tax benefit	(257)	(10)	—	(c)	(267)

Net loss	(1,932,218)	(264,327)	3,190		(2,193,355)
Net loss attributable to non-controlling interest	(3,833)	—	—		(3,833)

Net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders	$(1,928,385)	$(264,327)	$3,190		$(2,189,522)

Net loss per share attributable to Ginkgo Bioworks Holdings, Inc. common stockholders, basic and diluted	$(1.19)				$(1.27)
Weighted average common shares outstanding, basic and diluted	1,619,790,335		99,422,907	(d)	1,719,213,242

See the accompanying notes to unaudited pro forma condensed combined financial information.

GINKGO BIOWORKS HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2021

(in thousands, except share and per share data)

	Ginkgo Historical Year Ended December 31, 2021	Zymergen Reclassed Year Ended December 31, 2021 (Note 2)	Zymergen Transaction Accounting Adjustments	(Note 5)	Pro Forma Combined
Foundry revenue	$112,989	$12,414	$—		$125,403
Biosecurity revenue:
Product	23,040	—	—		23,040
Service	177,808	—	—		177,808
Collaborations, grants and other	—	4,329	—		4,329

Total revenue	313,837	16,743	—		330,580

Costs and operating expenses:
Cost of Biosecurity product revenue	20,017	—	—		20,017
Cost of Biosecurity service revenue	109,673	—	—		109,673
Research and development	1,149,662	228,841	9,549	(a)	1,388,052
General and administrative	862,952	106,657	9,924	(b)	979,533
Restructuring charges (benefit)	—	28,808	—		28,808

Total operating expenses	2,142,304	364,306	19,473		2,526,083

Loss from operations	(1,828,467)	(347,563)	(19,473)		(2,195,503)
Other income (expense):
Interest income	837	64	—		901
Interest expense	(2,373)	(14,705)	—		(17,078)
Loss on equity method investments	(77,284)	—	—		(77,284)
Loss on investments	(11,543)	—	—		(11,543)
Change in fair value of warrant liabilities	58,615	1,849	—		60,464
Gain on settlement of partnership agreement	23,826	—	—		23,826
Other income (expense), net	(1,733)	(1,379)	—		(3,112)

Total other income (expense), net	(9,655)	(14,171)	—		(23,826)

Loss before income taxes	(1,838,122)	(361,734)	(19,473)		(2,219,329)
Income tax (benefit) provision	(1,480)	51	—	(c)	(1,429)

Net loss	(1,836,642)	(361,785)	(19,473)		(2,217,900)
Net loss attributable to non-controlling interest	(6,595)	—	—		(6,595)

Net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders	$(1,830,047)	$(361,785)	$(19,473)		$(2,211,305)

Net loss per share attributable to Ginkgo Bioworks Holdings, Inc. common stockholders:
Basic	$(1.35)				$(1.52)
Diluted	$(1.39)				$(1.55)
Weighted average common shares outstanding:
Basic	1,359,848,803		99,422,907	(d)	1,459,271,710
Diluted	1,360,373,343		99,422,907	(d)	1,459,796,250

See the accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes have been prepared in accordance with Article 11 of Regulation S-X.

Both Ginkgo’s and Zymergen’s historical financial statements were prepared in accordance with GAAP and presented in U.S. dollars. As discussed in Note 2, “Reclassification Adjustments”, certain reclassifications were made to align Zymergen’s financial statement presentation with that of Ginkgo. Ginkgo is currently in the process of evaluating Zymergen’s accounting policies. As a result of that review, Ginkgo identified a material accounting policy difference related to the adoption date of ASC Topic 842, Leases (“ASC 842”). Zymergen has already adopted ASC 842 in its unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2022, whereas Ginkgo has not yet adopted ASC 842 and therefore continues to apply ASC Topic 840, Leases (“ASC 840”). Accordingly, an adjustment has been reflected in this unaudited pro forma condensed combined financial information to report Zymergen’s leases under ASC 840, resulting in the elimination of the operating lease right-of-use assets and lease liabilities that Zymergen historically recognized. Additional differences could be identified between the accounting policies of the two companies as Ginkgo finalizes its review.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Ginkgo identified as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement (“ASC 820”) and based on the historical consolidated financial statements of Ginkgo and Zymergen. Under ASC 805, assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value with certain limited exceptions, while transaction costs associated with a business combination are expensed as incurred. The excess of purchase consideration over the estimated fair value of assets acquired and liabilities assumed is allocated to goodwill.

The purchase consideration and estimated fair values of assets acquired and liabilities assumed will be updated and finalized within the measurement period that will not extend beyond one year from the closing of the Merger. Estimated fair value adjustments could change significantly from those amounts used in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet is presented as if the Merger had occurred on September 30, 2022. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 give effect to the Merger as if it occurred on January 1, 2021.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Merger and integration costs that may be incurred. The pro forma adjustments represent Ginkgo’s best estimates and are based upon currently available information and certain assumptions that Ginkgo believes are reasonable under the circumstances. There were no material transactions between Ginkgo and Zymergen during the periods presented. Accordingly, adjustments to eliminate transactions between Ginkgo and Zymergen have not been reflected in the unaudited pro forma condensed combined financial information.

Note 2. Reclassification Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary analysis of Zymergen’s financial information to identify differences in accounting policies and financial statement presentation as compared to Ginkgo. The pro forma adjustments include adjustments to align Zymergen’s accounting policies to Ginkgo’s accounting policies and include certain reclassification adjustments to conform Zymergen’s historical financial statement presentation to Ginkgo’s financial statement presentation. The Company is in process of finalizing the review of accounting policies and reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

A)	Refer to the table below for a summary of reclassification adjustments made to conform Zymergen’s historical balance sheet presentation as of September 30, 2022 with that of Ginkgo’s:

(in thousands)	Ginkgo Historical Condensed Consolidated Balance Sheet Line Items	Zymergen Historical Condensed Consolidated Balance Sheet Line Items	Zymergen Historical Condensed Consolidated Balances as of September 30, 2022	Reclassification		Zymergen Reclassed As of September 30, 2022
	Cash and cash equivalents	Cash and cash equivalents	$153,412	$—		$153,412
	Accounts receivable, net	Accounts receivable	130	203	(a)	333
	Accounts receivable - related parties		—	—		—
		Accounts receivable, unbilled	203	(203)	(a)	—
	Inventory, net	Inventories	6,366	—		6,366
	Prepaid expenses and other current assets ($6,177 from related party)	Prepaid expenses	9,362	4,001	(b)(c)	13,363
		Restricted cash, current	2,844	(2,844)	(b)	—
		Other current assets	1,157	(1,157)	(c)	—
		Restricted cash	10,016	(10,016)	(d)	—
	Property and equipment, net	Property and equipment, net	82,604	—		82,604
	Investments		—	—		—
	Equity method investments		—	—		—
		Operating lease right-of-use assets	127,924	(127,924)	(e)	—
	Intangible assets, net	Intangible assets, net	6,830	—		6,830
	Goodwill	Goodwill	—	—		—
	Other non-current assets	Other long-term assets	1,931	137,940	(d)(e)	139,871
	Accounts payable	Accounts payable	2,786	—		2,786
	Deferred revenue ($11,461 from related parties)	Deferred revenue	4,400	—		4,400
	Accrued expenses and other current liabilities	Accrued and other liabilities	38,337	7,779	(f)	46,116
		Short-term operating lease liabilities	7,779	(7,779)	(f)	—
		Short-term debt, net	—	—		—
		Short-term deferred rent	—	—		—
		Long-term operating lease liabilities	176,200	(176,200)	(g)	—
	Deferred rent, net of current portion	Long-term deferred rent	—	—		—
	Deferred revenue, net of current portion ($127,586 from related parties)		—	3,506	(h)	3,506
	Lease financing obligation		—	—		—
	Warrant liabilities		—	—		—
	Other non-current liabilities	Other long-term liabilities	3,677	172,694	(g)(h)	176,371
	Commitments and contingencies	Commitments and contingencies	—	—		—
	Preferred stock	Preferred stock	—	—		—
	Common stock	Common stock	105	—		105
	Additional paid-in capital	Additional paid-in capital	1,569,347	—		1,569,347
	Accumulated deficit	Accumulated deficit	(1,399,852)	—		(1,399,852)

(a)	Reclassification of $0.2 million of accounts receivable, unbilled to accounts receivable, net.
(b)	Reclassification of $2.8 million of restricted cash, current to prepaid expenses and other current assets.
(c)	Reclassification of $1.2 million of other current assets to prepaid expenses and other current assets.
(d)	Reclassification of $10.0 million of non-current restricted cash to other non-current assets.
(e)	Reclassification of $127.9 million of operating lease right-of-use assets to other non-current assets.
(f)	Reclassification of $7.8 million of short-term operating lease liabilities to accrued expenses and other current liabilities.
(g)	Reclassification of $176.2 million of long-term operating lease liabilities to other non-current liabilities.
(h)	Reclassification of $3.5 million of non-current deferred revenue within other long-term liabilities to deferred revenue, net of current portion.

B)

Refer to the table below for a summary of adjustments made to conform Zymergen’s historical statements of operations and comprehensive loss presentation for the nine months ended September 30, 2022 with that of Ginkgo’s:

(in thousands)	Ginkgo Historical Condensed Consolidated Statements of Operations and Comprehensive Loss Line Items	Zymergen Historical Condensed Consolidated Statements of Operations and Comprehensive Loss Line Items	Zymergen Historical Nine Months Ended September 30, 2022	Reclassification		Zymergen Reclassed Nine Months Ended September 30, 2022
	Foundry revenue		$—	$6,745	(a)(b)	$6,745
	Biosecurity product revenue		—	—		—
	Biosecurity service revenue		—	—		—
		Revenues from research and development service agreements	6,221	(6,221)	(a)	—
		Automation revenue	524	(524)	(b)	—
		Collaboration and other revenue	2,079	884	(c)	2,963
		Grant revenue	884	(884)	(c)	—
	Cost of Biosecurity product revenue		—	—		—
	Cost of Biosecurity service revenue		—	—		—
	Research and development	Research and development	88,732	30,575	(d)(e)	119,307
		Cost of automation revenue	1,615	(1,615)	(d)	—
		Cost of service revenue	28,960	(28,960)	(e)	—
	General and administrative	General and administrative	84,462	12,014	(f)	96,476
		Sales and marketing	12,014	(12,014)	(f)	—
		Goodwill impairment charge	40,645	—		40,645
		Restructuring charges (benefit)	(1,611)	—		(1,611)
	Interest income (expense), net	Interest expense	(17,423)	61	(g)	(17,362)
		Interest income	61	(61)	(g)	—
	Loss on equity method investments		—	—		—
	(Loss) gain on investments		—	—		—
	Change in fair value of warrant liabilities	Gain on change in fair value of warrant liabilities	—	—		—
	Gain on deconsolidation of subsidiary		—	—		—
	Other (expense) income, net	Other expense, net	(1,866)	—		(1,866)
	Income tax benefit	Benefit from (provision for) income taxes	10	—		10

(a)	Reclassification of $6.2 million of revenues from research and development service agreements to foundry revenue.
(b)	Reclassification of $0.5 million of automation revenue to foundry revenue.
(c)	Reclassification of $0.9 million of grant revenue to collaboration and other revenue.
(d)	Reclassification of $1.6 million of cost of automation revenue to research and development.
(e)	Reclassification of $29.0 million of cost of service revenue to research and development.
(f)	Reclassification of $12.0 million of sales and marketing to general and administrative.
(g)	Reclassification of $0.1 million of interest income to interest expense, net.

C)

Refer to the table below for a summary of adjustments made to conform Zymergen’s historical statements of operations and comprehensive loss presentation for the year ended December 31, 2021 with that of Ginkgo’s:

(in thousands)	Ginkgo Historical Consolidated Statements of Operations and Comprehensive Loss Line Items	Zymergen Historical Consolidated Statements of Operations and Comprehensive Loss Line Items	Zymergen Historical Year Ended December 31, 2021	Reclassification		Zymergen Reclassed Year Ended December 31, 2021
	Foundry revenue		$—	$12,414	(a)	$12,414
	Biosecurity product revenue		—	—		—
	Biosecurity service revenue		—	—		—
		Revenues from research and development service agreements	12,414	(12,414)	(a)	—
		Collaboration and other revenue	4,329	—		4,329
	Cost of Biosecurity product revenue		—	—		—
	Cost of Biosecurity service revenue		—	—		—
	Research and development	Research and development	159,120	69,721	(b)	228,841
		Cost of service revenue	69,721	(69,721)	(b)	—
	General and administrative	General and administrative	83,009	23,648	(c)	106,657
		Sales and marketing	23,648	(23,648)	(c)	—
		Restructuring charges	28,808	—		28,808
	Interest income	Interest income	64	—		64
	Interest expense	Interest expense	(14,705)	—		(14,705)
	Loss on equity method investments		—	—		—
	Loss on investments		—	—		—
	Change in fair value of warrant liabilities	Gain (loss) on change in fair value of warrant liabilities	1,849	—		1,849
	Gain on settlement of partnership agreement		—	—		—
	Other (expense) income, net	Other income (expense), net	(1,379)	—		(1,379)
	Income tax (benefit) provision	(Provision for) benefit from income taxes	(51)	—		(51)

(a)	Reclassification of $12.4 million of revenues from research and development service agreements to foundry revenue.
(b)	Reclassification of $69.7 million of cost of service revenue to research and development.
(c)	Reclassification of $23.6 million of sales and marketing to general and administrative.

Note 3. Estimated Purchase Consideration and Preliminary Purchase Consideration Allocation

Preliminary purchase consideration

Per the Merger Agreement, on October 19, 2022, each Zymergen Common Share that was issued and outstanding immediately prior to the Effective Time was cancelled, extinguished, and converted into the right to receive 0.9179 of a Ginkgo Class A Share and cash in lieu of any fractional Ginkgo Class A Shares, without interest. See “Description of the Merger” for further detail.

The following table summarizes the acquisition date fair value of the estimated consideration transferred to Zymergen:

(in thousands)	Amount
Estimated fair value of Ginkgo Class A Common Shares issued to Zymergen shareholders (i)	$236,331
Estimated fair value of replacement Ginkgo RSUs and Ginkgo Class A Common Shares issued under Zymergen RIFs attributable to pre-combination services (ii)	1,571
Less: Estimated Enhanced Severance and Zymergen New Retention Plan cash bonuses incurred for the benefit of the combined company (iii)	(4,261)

Total estimated consideration transferred	$233,641

(i)

As consideration for the Merger, the Company delivered to Zymergen common stockholders approximately 99,422,907 of its Class A Common Shares, of which approximately 96,859,594 of its Class A Common Shares represent estimated consideration transferred for the Merger under ASC 805. The fair value of the Company’s Class A Common Shares issued as consideration transferred was determined based on a per share price of $2.44, which was the closing price of Company’s Class A Common Shares on October 19, 2022. An immaterial amount related to the incremental fair value attributable to Zymergen stock options, calculated as the difference between the fair value of the options immediately before the Merger and the Option Consideration Value the option holders received upon closing of the Merger, was excluded from total estimated consideration transferred and will be recognized in Ginkgo’s unaudited pro forma condensed combined financial information as stock-based compensation expense in the period subsequent to the Merger.

(ii)

Represents the estimated fair value of the replacement Ginkgo RSUs and the Ginkgo Class A Common Shares issued under the Zymergen RIFs attributable to pre-combination services. The remaining portion of the fair value is associated with future service and will be recognized in the post-combination financial statements over the remaining service period.

(iii)

Represents estimated cash bonuses payable to Zymergen employees in accordance with the Enhanced Severance and the Zymergen New Retention Plan. These payments were determined to be for the benefit of the combined company, and a portion of the fair value recognized as estimated consideration transferred will be allocated to compensation expense in Ginkgo’s unaudited pro forma condensed combined financial information in the period subsequent to the Merger.

Preliminary purchase consideration allocation

The assumed accounting for the Merger, including the preliminary purchase consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase consideration to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Zymergen, Ginkgo used widely accepted income-based and cost-based valuation approaches. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that Ginkgo believes are reasonable under the circumstances. The unaudited pro forma adjustments relating to the Ginkgo and Zymergen combined financial information are preliminary and subject to change, as additional information becomes available and as additional analyses are performed, and such amounts will be finalized within the measurement period that will not extend beyond one year from the closing of the Merger.

The following table summarizes the preliminary purchase consideration allocation, as if the Merger had been completed on September 30, 2022:

(in thousands)	Amount
Cash and cash equivalents	$153,412
Accounts receivable	333
Inventory	1,020
Prepaid expenses and other current assets	9,447
Property and equipment (i)	97,194
Intangible assets (ii)	18,600
Goodwill	5,685
Other non-current assets	11,947
Accounts payable	(14,455)
Deferred revenue (iii)	(4,400)
Accrued expenses and other current liabilities	(41,465)
Deferred revenue, net of current portion (iii)	(3,506)
Other non-current liabilities	(171)

Estimated preliminary purchase consideration	$233,641

(i)	Preliminary property and equipment in the unaudited pro forma condensed combined financial information consists of the following:

	Preliminary Fair Value (in thousands)	Estimated Useful Life (in years)
Leasehold improvements	$52,206	11
Laboratory equipment	32,626	4 to 7
Furniture and fixtures	2,024	5
Computer equipment	403	3
Software	367	2
General equipment	70	6
Construction-in-progress	9,498	N/A

Total property and equipment acquired	$97,194

A 10% change in the valuation of property and equipment would cause a corresponding increase or decrease in the depreciation expense of approximately $0.8 million for the nine months ended September 30, 2022, and $1.0 million for the year ended December 31, 2021. Property and equipment amounts included in this unaudited pro forma condensed combined financial information are subject to change as additional information becomes available, and such changes could be materially different from the amounts presented herein. Pro forma depreciation is preliminary and is based on the use of straight-line depreciation. The amount of depreciation following the completion of the Merger may differ significantly between periods based upon the final value assigned.

(ii)	Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of the following:

	Preliminary Fair Value (in thousands)	Estimated Useful Life (in years)
Software design tools	$5,500	10
Software workflow tools	4,000	10
Strain engineering tools	3,900	10
Codebase assets	3,700	7
Automation core technology	1,500	10

Total intangible assets acquired	$18,600

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $0.2 million for the nine months ended September 30, 2022 and $0.2 million for the year ended December 31, 2021. Intangible asset amounts included in this unaudited pro forma condensed combined financial information are subject to change as additional information becomes available, and such changes could be materially different from the amounts presented herein. Pro forma amortization is preliminary and is based on the use of straight-line amortization. The amount of amortization following the completion of the Merger may differ significantly between periods based upon the final value assigned.

(iii)

The unaudited pro forma condensed combined financial information presented reflects the early adoption of Accounting Standards Update (“ASU”) 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. Under this new standard, deferred revenue acquired in a business combination is measured pursuant to ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), rather than at its assumed acquisition date fair value. Ginkgo early adopted the requirements of ASU 2021-08 and is required to apply the amendments prospectively to all business combinations that occurred on or after April 1, 2022. The adoption of the standard will have no retrospective impact to Ginkgo or Zymergen’s historical financial statements. In connection with the adoption of ASU 2021-08, Ginkgo did not change the historical book value of Zymergen’s deferred revenue in this unaudited pro forma condensed combined financial information. Ginkgo’s accounting policy analysis related to Zymergen’s accounting for its contracts with customers is preliminary and not yet complete, but will be finalized within the measurement period. Accordingly, any deferred revenue in this unaudited pro forma condensed combined financial information is preliminary and subject to change.

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The following are adjustments that assume the Merger was consummated on September 30, 2022 and are included in the Zymergen Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2022:

(a) Reflects the policy conformity adjustment to expense Zymergen’s previously capitalized consumables inventory and conform to Ginkgo’s accounting policy for inventory as Ginkgo’s accounting policy is to expense lab supplies upon purchase. This adjustment derecognizes the consumables inventory balance of $5.3 million from the unaudited pro forma condensed combined balance sheet as of September 30, 2022.

(b) Reflects the preliminary adjustment to prepaid expenses and other current assets for the following:

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Eliminate Zymergen’s historical prepaid rent (i)	$(5)
Eliminate Zymergen’s historical prepaid directors and officers insurance policies (ii)	(3,911)

Net pro forma transaction accounting adjustment to prepaid expenses and other current assets	$(3,916)

(i)	Eliminate Zymergen’s prepaid rent in accordance with ASC 805.
(ii)	Eliminate Zymergen’s existing prepaid directors and officers insurance policies that were terminated upon the closing of the Merger.

(c) Reflects the preliminary adjustment for the estimated fair value of acquired property and equipment in accordance with ASC 805. Refer to Note 3, “Preliminary Purchase Consideration and Preliminary Purchase Consideration Allocation” above for additional information.

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Eliminate Zymergen’s historical net book value of property and equipment	$(82,604)
Record the preliminary fair value of acquired property and equipment	97,194

Net pro forma transaction accounting adjustment to property and equipment, net	$14,590

(d) Reflects the preliminary adjustment for the estimated fair value of acquired intangibles in accordance with ASC 805. Refer to Note 3, “Preliminary Purchase Consideration and Preliminary Purchase Consideration Allocation” above for additional information.

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Eliminate Zymergen’s historical net book value of intangible assets	$(6,830)
Record the preliminary fair value of acquired intangible assets	18,600

Net pro forma transaction accounting adjustment to intangible assets, net	$11,770

(e) Reflects the preliminary goodwill adjustment of $5.7 million as a result of the Merger, which represents the excess of the preliminary purchase consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed. Refer to Note 3, “Preliminary Purchase Consideration and Preliminary Purchase Consideration Allocation” above for additional information.

(f) Reflects the preliminary adjustments to other non-current assets for the following:

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Reclassify Ginkgo’s deferred equity issuance costs from other non-current assets to additional paid-in capital upon Merger close (i)	$(1,208)
Remove Zymergen’s historical right-of-use asset to align with Ginkgo’s ASC 840 accounting policy (ii)	(127,924)

Net pro forma transaction accounting adjustment to other non-current assets	$(129,132)

(i)

Record an adjustment to reclassify deferred equity issuance costs incurred by Ginkgo as of September 30, 2022 related to the issuance of Ginkgo Class A Common Shares in connection with the Merger from other non-current assets to additional paid-in capital.

(ii)

Record an accounting policy conformity adjustment to derecognize Zymergen’s right-of-use asset resulting from the alignment of Zymergen’s accounting for leases pursuant to ASC 842 to Ginkgo’s accounting for leases pursuant to ASC 840.

(g) Reflects the preliminary adjustment to accounts payable for the following:

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Record incurred transaction costs (i)	$5,971
Record liability related to new Zymergen directors and officers and other insurance policies (ii)	7,166

Net pro forma transaction accounting adjustment to accounts payable	$13,137

(i)

Record transaction costs of $1.5 million incurred since September 30, 2022 by Ginkgo and $4.5 million incurred since September 30, 2022 by Zymergen in connection with the Merger. As of September 30, 2022, Ginkgo had not recorded any transaction costs incurred in connection with the Merger in accounts payable in its historical financial information. As of September 30, 2022, Zymergen had recorded less than $0.1 million of transaction costs incurred in connection with the Merger in accounts payable in its respective historical financial information.

(ii)

Record accounts payable of $7.2 million related to insurance premiums payable by Zymergen required to be entered into upon the closing of the Merger. These policies primarily relate to claims against directors and officers for actions that occurred prior to the Merger.

(h) Reflects the preliminary adjustments to accrued expenses and other current liabilities for the following:

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Record liability related to Zymergen Enhanced Severance (i)	$1,741
Record incremental liability related to Zymergen New Retention Plan cash bonuses (ii)	1,561
Record incremental liability related to existing Zymergen cash bonus program (iii)	46
Remove liability related to Zymergen ESPP (iv)	(220)
Record incurred transaction costs (v)	5,861
Record Ginkgo’s incurred equity issuance costs (vi)	259
Remove Zymergen’s historical short-term operating lease liability to align with Ginkgo’s ASC 840 accounting policy (vii)	(7,779)

Net pro forma transaction accounting adjustment to accrued expenses and other current liabilities	$1,469

(i)

Record a liability for the cash bonuses payable pursuant to Zymergen’s Enhanced Severance triggered upon termination and the occurrence of a change in control within twelve months of termination (see “Description of the Merger” for further detail regarding the Enhanced Severance).

(ii)

Record the incremental liability for cash bonuses payable pursuant to the Zymergen New Retention Plan triggered upon a change in control (see “Description of the Merger” for further detail regarding the Zymergen New Retention Plan).

(iii)	Record the incremental liability for cash bonuses payable pursuant to Zymergen’s existing bonus program triggered upon a change in control.
(iv)	Derecognize the liability related to Zymergen’s ESPP that was terminated immediately prior to the completion of the Merger in exchange for the right to receive Merger Consideration.
(v)

Record transaction costs of $5.9 million incurred since September 30, 2022 by Ginkgo in connection with the Merger. As of September 30, 2022, Ginkgo had accrued for $4.3 million and Zymergen had accrued for $5.2 million of transaction costs incurred in connection with the Merger in their respective historical financial information.

(vi)	Record equity issuance costs incurred since September 30, 2022 related to the issuance of Ginkgo Class A Common Shares in conjunction with the Merger.
(vii)

Record an accounting policy conformity adjustment to derecognize the short-term portion of Zymergen’s operating lease liability from accrued expenses and other current liabilities resulting from the alignment of Zymergen’s accounting for leases pursuant to ASC 842 to Ginkgo’s accounting for leases pursuant to ASC 840.

(i) Reflects an accounting policy conformity adjustment to derecognize Zymergen’s long-term lease liability of $176.2 million from other non-current liabilities resulting from the alignment of Zymergen’s accounting for leases pursuant to ASC 842 to Ginkgo’s accounting for leases pursuant to ASC 840.

(j) Reflects the preliminary adjustments to eliminate Zymergen’s historical Common Stock and record the par value of the Ginkgo Class A Common Shares issued to acquire Zymergen. See Note 3, “Preliminary Purchase Consideration and Preliminary Purchase Consideration Allocation” for further detail.

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Eliminate Zymergen’s historical Common Stock	$(105)
Record par value of Ginkgo Class A Common Shares issued to acquire Zymergen	10

Net pro forma transaction accounting adjustment to common stock	$(95)

(k) Reflects the preliminary adjustments to additional paid-in capital for the following:

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Eliminate Zymergen’s historical additional paid-in capital (i)	$(1,569,347)
Record purchase consideration in excess of the par value of Ginkgo Class A Common Shares issued to acquire Zymergen (ii)	237,892
Record stock-based compensation expense for accelerated Zymergen options and the accelerated Zymergen RSUs under the Zymergen RIFs and the Zymergen New Retention Plan (iii)	8,916
Record Ginkgo’s incurred equity issuance costs (iv)	(1,467)

Net pro forma transaction accounting adjustment to additional paid-in capital	$(1,324,006)

(i)	Eliminate Zymergen’s historical additional paid-in capital.
(ii)	Record the estimated purchase consideration in excess of the par value of Ginkgo Class A Common Shares issued to acquire Zymergen.
(iii)

Record adjustments related to (a) the incremental fair value attributable to Zymergen stock options exchanged for Ginkgo Class A Common Shares upon a change in control, calculated as the difference between the fair value of the options immediately before the Merger and the Option Consideration Value the option holders received upon closing of the Merger, and (b) accelerated vesting related to Zymergen RSUs under the Zymergen RIFs and the Zymergen New Retention Plan deemed to be for the benefit of the combined company. The corresponding expense was recognized by Ginkgo as a one-time stock-based compensation charge upon the closing of the Merger as these awards required no further service by Zymergen employees.

(iv)

Record equity issuance costs incurred by Ginkgo as of and since September 30, 2022 related to the issuance of Ginkgo Class A Common Shares in connection with the Merger as a reduction to additional paid-in capital.

(l) Reflects the preliminary adjustments to accumulated deficit for the following:

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Eliminate Zymergen’s accumulated deficit (i)	$1,399,852
Record estimated Enhanced Severance and Zymergen New Retention Plan cash bonuses incurred for the benefit of the combined company (ii)	(4,261)
Record stock-based compensation expense for accelerated Zymergen options and the accelerated Zymergen RSUs under the Zymergen RIFs and the Zymergen New Retention Plan (iii)	(8,916)
Record incurred transaction costs (iv)	(7,329)

Net pro forma transaction accounting adjustment to accumulated deficit	$1,379,346

(i)	Eliminate Zymergen’s historical accumulated deficit.
(ii)

Represents an adjustment for estimated cash bonuses payable to Zymergen employees in accordance with the Enhanced Severance and the Zymergen New Retention Plan. These payments were determined to be for the benefit of the combined company, and a portion of the fair value otherwise recognized as estimated consideration transferred will be allocated to compensation expense in Ginkgo’s unaudited pro forma condensed combined financial information in the period subsequent to the Merger.

(iii)

Record a one-time stock-based compensation charge related (a) the incremental fair value attributable to Zymergen stock options exchanged for Ginkgo Class A Common Shares upon a change in control, calculated as the difference between the fair value of the options immediately before the Merger and the Option Consideration Value the option holders received upon closing of the Merger, and (b) and accelerated vesting related to Zymergen RSUs under the Zymergen RIFs and the Zymergen New Retention Plan deemed to be for the benefit of the combined company. The corresponding expense was recognized by Ginkgo as a one-time stock-based compensation charge upon the closing of the Merger as these awards required no further service by Zymergen employees.

(iv)	Record transaction costs that were incurred since September 30, 2022 by Ginkgo in connection with the Merger. See adjustments (g) and (h) above for further detail.

Note 5 – Pro Forma Adjustments to the Unaudited Condensed Combined Statements of Operations

Adjustments included in the Zymergen Transaction Accounting Adjustments column of the accompanying unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 and year ended December 31, 2021 are as follows:

(a) Reflects the adjustments to research and development (“R&D”) expense for the following:

(in thousands)	For the Nine Months Ended September 30, 2022	For the Year Ended December 31, 2021
Pro forma transaction accounting adjustments:
Remove historical Zymergen depreciation of property and equipment (i)	$(9,851)	$(12,511)
Record depreciation of fair value of Zymergen’s property and equipment (ii)	5,416	6.848
Remove historical Zymergen amortization of intangible assets (iii)	(1,699)	(1,197)
Record amortization of fair value of Zymergen’s intangible assets (iv)	1,515	2,019
Record compensation expense for Enhanced Severance and Zymergen RSUs granted, and cash retention bonuses paid under the Zymergen New Retention Plan (v)	1,606	8,297
Adjust the expense for Zymergen’s consumables inventory (vi)	(685)	1,104
Record incremental rent expense for Zymergen’s operating leases (vii)	1,893	4,989

Net pro forma transaction accounting adjustment to research and development expense	$(1,805)	$9,549

(i)	Remove historical Zymergen depreciation of property and equipment.
(ii)	Record depreciation of the estimated fair value of property and equipment.
(iii)	Remove historical Zymergen amortization of intangible assets.
(iv)	Record amortization of the estimated fair value of intangible assets.
(v)

Record preliminary compensation expense for (a) cash bonuses payable under the Enhanced Severance upon termination and a change in control and (b) Zymergen RSUs issued and incremental cash retention bonuses payable under the Zymergen New Retention Plan. Under the Enhanced Severance, certain Zymergen employees were eligible to receive cash severance and bonus payments upon termination of employment and occurrence of a change in control within twelve months of termination. Under the Zymergen New Retention Plan, certain Zymergen employees were granted modifications to their RSUs, which accelerated a portion of the vesting upon a change in control and required future service for the remainder of the vesting term. In addition, certain Zymergen employees were granted cash retention bonuses, a portion of which became payable upon a change in control, with the remainder payable within six months following the closing of the Merger. Of the total compensation expense of $8.3 million recognized through this adjustment to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, $3.5 million represents a one-time charge.
(vi)	Adjust the expense related to the alignment of Zymergen’s consumables inventory to Ginkgo’s accounting policy for inventory.
(vii)

Record incremental rent expense resulting from recalculating straight-line rent expense as of the pro forma acquisition date and from aligning accounting policies to report Zymergen’s leases under ASC 840.

(b) Reflects the adjustments to general and administrative (“G&A”) expense for the following:

(in thousands)	For the Nine Months Ended September 30, 2022	For the Year Ended December 31, 2021
Pro forma transaction accounting adjustments:
Remove historical Zymergen depreciation of property and equipment (i)	$(4,810)	$(6,104)
Record depreciation of fair value of Zymergen’s property and equipment (ii)	2,228	3,341
Remove historical Zymergen amortization of intangible assets (iii)	—	(885)
Record incurred transaction costs (iv)	—	7,329
Record compensation expense for Enhanced Severance as well as Zymergen RSUs granted and cash retention bonuses paid under the Zymergen New Retention Plan (v)	85	4,058
Record incremental rent expense for Zymergen’s operating leases (vi)	1,112	2,185

Net pro forma transaction accounting adjustment to general and administrative expense	$(1,385)	$9,924

(i)	Remove historical Zymergen depreciation of property and equipment.
(ii)	Record depreciation of the estimated fair value of property and equipment.
(iii)	Remove historical Zymergen amortization of intangible assets.
(iv)

Record transaction costs related to the Merger incurred by Ginkgo since September 30, 2022 that are nonrecurring and are not anticipated to affect the unaudited pro forma condensed combined statements of operations beyond twelve months after the closing of the Merger.

(v)

Record preliminary compensation expense for (a) cash bonuses payable under the Enhanced Severance upon termination and a change in control and (b) Zymergen RSUs issued and incremental cash retention bonuses payable under the Zymergen New Retention Plan. Under the Enhanced Severance, certain Zymergen employees were eligible to receive cash severance and bonus payments upon termination of employment and occurrence of a change in control within twelve months of termination. Under the Zymergen New Retention Plan, certain Zymergen employees were granted modifications to their RSUs, which accelerated a portion of the vesting upon a change in control and required future service for the remainder of the vesting term. In addition, certain Zymergen employees were granted cash retention bonuses, a portion of which became payable upon a change in control, with the remainder payable within six months following the closing of the Merger. Of the total compensation expense of $4.1 million recognized through this adjustment to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, $2.7 million represents a one-time charge.

(vi)

Record incremental rent expense resulting from recalculating straight-line rent expense as of the pro forma acquisition date and from aligning accounting policies to report Zymergen’s leases under ASC 840.

(c) Ginkgo has considered the impact of the business combination fair value and other pro forma adjustments that impact current and deferred taxes, and due to the significant valuation allowances, no adjustments to current or deferred taxes are needed (but will have certain presentational adjustments in the deferred tax component section of footnotes). As such, post-Merger, there will be a full valuation allowance against deferred tax assets resulting in no overall impact on deferred taxes. The effective tax rate of the combined company could be different (either higher or lower) depending on post-Merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the unaudited pro forma condensed combined financial information are estimated, the blended rate will likely vary from the actual effective rate in reporting periods subsequent to completion of the Merger.

(d) The adjustment to pro forma basic and diluted weighted average shares outstanding of 99,422,907 shares as of September 30, 2022 and December 31, 2021 relates to the Ginkgo Class A Common Shares issued as consideration for the Merger.